SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
GENESEE & WYOMING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)
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GENESEE & WYOMING INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 18, 2005
       The Annual Meeting of Stockholders of Genesee & Wyoming Inc. will be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573 on Wednesday, May 18, 2005 at 10:00 a.m., local time, for the following purposes:

•	to elect two directors;

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005; and

•	to transact such other business as may properly come before our Annual Meeting or any adjournments or postponements of that meeting.
      Our Board of Directors has fixed the close of business on March 22, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements of that meeting.
      To be sure that your shares are properly represented at our Annual Meeting, whether you attend or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or follow the instructions on your proxy card for voting by telephone or electronically through the Internet. If your shares are held in the name of a bank, broker or other holder of record, their procedures should be described on the voting form they send to you.
      Along with the attached proxy statement for our Annual Meeting, we are enclosing our 2004 Annual Report, which includes our financial statements.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel
Secretary
April 8, 2005

GENESEE & WYOMING INC.
66 Field Point Road
Greenwich, Connecticut 06830

PROXY STATEMENT

       The Board of Directors of Genesee & Wyoming Inc. is soliciting proxies to be voted at the Annual Meeting of Stockholders of Genesee & Wyoming Inc. to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573 on Wednesday, May 18, 2005 at 10:00 a.m. local time and at any adjournments or postponements of the Annual Meeting.
      This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about April 8, 2005.

GENERAL INFORMATION
Why am I receiving this proxy statement?
      Our Board is soliciting proxies for our 2005 Annual Meeting of Stockholders and we will bear the cost of this solicitation. You are receiving a proxy statement because you owned shares of our stock on March 22, 2005. Your ownership of shares on that date entitles you to vote at our Annual Meeting. By using the attached proxy, you are able to vote whether or not you attend our Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.
What will I be voting on?

•	Election of two directors (see page 5).

•	Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2005 (see page 29).
How do I vote?
      You can vote either in person at our Annual Meeting or by proxy without attending our Annual Meeting. We urge you to vote by proxy even if you plan to attend our Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.
      If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.
Can I vote by telephone or electronically?
      If you are a registered stockholder (meaning that you hold your stock in certificate form or participate in the Genesee & Wyoming Inc. Employee Stock Purchase Plan (“Stock Purchase Plan”)) you may transmit voting instructions by telephone or electronically through the Internet by following the instructions on your proxy card. If your shares are held in “street name,” please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or electronically. The deadline for transmitting voting instructions by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Tuesday, May 17, 2005.
Can I change my vote?
      Yes. At any time before your proxy is voted you may change your vote by:

•	revoking it by written notice to our Corporate Secretary at the address set forth in this proxy statement;

•	delivering a later-dated proxy; or

•	voting in person at our Annual Meeting.
      If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.
How many votes do I have?
      If you are a holder of our Class A Common Stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A Common Stock that you held on March 22, 2005. If you are a holder of shares of our Class B Common Stock, then you are entitled to ten votes at our Annual Meeting for each share of our Class B Common Stock that you held on March 22, 2005. All matters to be voted on at our Annual

Meeting will be voted on by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class.
How many shares are entitled to vote?
      On March 22, 2005, there were 24,409,111 shares of our Class A Common Stock and 2,650,122 shares of our Class B Common Stock. There is no cumulative voting.
How many votes must be present to hold the meeting?
      The holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock must be present in person or by proxy to hold our Annual Meeting.
How many votes are required for the proposals to pass?
      Directors are elected by a plurality vote. Accordingly, the two director nominees with the greatest number of votes cast will be elected. The proposal to ratify the selection of PwC as our independent registered public accounting firm requires the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.
What if I decide to abstain?
      Abstentions will count as shares present for determining if a quorum is present at the Annual Meeting. Abstentions related to a proposal other than the election of directors will count as a “no” vote.
What if I do not specify a choice for a matter when returning a proxy?
      Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees and FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm.
What if I don’t return my proxy card and don’t attend our Annual Meeting?
      If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. If your shares are held in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your recordholder can vote your shares for the election of directors. For other proposals, if you don’t give your recordholder specific instructions and your recordholder does not have discretionary authority to vote your shares, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the matters submitted to our stockholders for approval but will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
      If you vote by proxy, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, we will vote your shares for that other person.
Is my vote confidential?
      Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of election; or

•	if the election is contested.

      The inspectors of election must comply with confidentiality guidelines that prohibit disclosure of specific votes to us. Our inspectors of election are both officers of our Company.
Will any one contact me regarding this vote?
      No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.
ANNUAL REPORT
Will I receive a copy of Genesee & Wyoming’s Annual Report to Stockholders?
      We have enclosed our Annual Report to Stockholders for the fiscal year ended December 31, 2004 with this proxy statement. The Annual Report includes our audited financial statements, along with other financial information about our Company, which we urge you to read carefully.
How can I receive a copy of Genesee & Wyoming’s Annual Report on Form 10-K?
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC ”), is included in the Annual Report to Stockholders, which accompanies this proxy statement.
      You can also obtain, free of charge, a copy of our Form 10-K by:

•	accessing Genesee & Wyoming’s Internet site at: www.gwrr.com and clicking on the “Investors” link;

•	writing to: Genesee & Wyoming Inc. — Stockholder Relations 66 Field Point Road Greenwich, Connecticut 06830; or

•	telephoning us at: (203) 629-3722.
      You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

ELECTION OF DIRECTORS
      We currently have nine directors. Our Certificate of Incorporation provides for a classified Board, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The two directors identified below are to be elected by our stockholders at our upcoming Annual Meeting, each to hold office for a three-year term expiring in 2008 or until his successor is duly elected and qualifies:
Proposed For Election as Directors
for a Three-Year Term Expiring in 2008

Present Position, Principal Occupations During
Name and Age on	the Past Five Years, Positions with our Company,
March 22, 2005	Other Relationships and Other Directorships

Mortimer B. Fuller III Age 62 Director since 1973	Chairman and Chief Executive Officer of Genesee & Wyoming Inc. since 1977
• President of Genesee & Wyoming Inc. from 1977 to October 1997
• First cousin of Louis S. Fuller

• Other directorships:
• Australian Railroad Group Pty Ltd — Chairman of the Board

Robert M. Melzer Age 64 Director since 1997	President and Chief Executive Officer of Property Capital Trust (real estate investment trust) from 1992 to 1999
• Chief Financial Officer of Property Capital Trust from 1990 to 1996

• Other directorships:
  • The Cronos Group
      • Audit Committee Chairman
      • Special Litigation Committee Member
• Transaction Committee Member
      Our Board recommends the election of each of Mortimer B. Fuller III and Robert M. Melzer, each of whom has also been nominated by our Board’s Governance Committee, which is comprised exclusively of independent directors. Mortimer B. Fuller III and Robert M. Melzer were previously elected by our stockholders. The term of T. Michael Long, one of our current directors, expires at this Annual Meeting, and he will not be standing for re-election.
      Unless authority to vote for one or both of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Fuller and Melzer. Our Board does not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

Directors Whose Terms Do Not Expire at the Annual Meeting
      The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the Annual Meeting.
Terms Expiring at Annual Meeting in 2006

Present Position, Principal Occupations During
Name and Age	the Past Five Years, Positions with our Company,
on March 22, 2005	Other Relationships and Other Directorships

Robert W. Anestis Age 59 Director since 2003	Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc. (freight railroad and commercial property management business) from 1999 to March 2005
• President of Anestis & Company (investment banking and financial advisory firm) from 1986 to 1998

• Other directorships:
• Champion Enterprises, Inc. — Compensation Committee Chairman

Peter O. Scannell Age 46 Director since 2003	Founder and Managing General Partner of Rockwood Holdings LP (a private investment firm focused on the acquisition and development of operating businesses) since 1986
• Chairman and Chief Executive Officer of Rockwood Service Corporation (a materials testing and inspection firm) since 1990
• Chairman and Chief Executive Officer of Kane Holding Company (a manufacturer of architectural products) since 1989

Hon. M. Douglas Young, P.C. Age 64 Director since 1999	Chairman of Summa Strategies Canada Inc. (government relations and public policy advisory firm) since 1997
• Canada’s Minister of Transport, Minister of Human Resources Development and Minister of National Defense from 1993 to 1997
• Counsel to the law firm of Patterson Palmer

• Other directorships:
  • Magellan Aerospace Corporation
      • Governance Committee Chairman
      • Audit Committee Member
  • Connors Bros. Income Fund — Chairman of the Board
  • Heating Oil Partners Income Fund — Chairman of the Board
  • Australian Railroad Group Pty Ltd — Compensation Committee Member
  • MI Developments Inc. — Lead Director
• Mr. Hellmann, our Chief Financial Officer, is also a director of Heating Oil Partners Income Fund

Terms Expiring at Annual Meeting in 2007

Present Position, Principal Occupations During
Name and Age	the Past Five Years, Positions with our Company,
at March 22, 2005	Other Relationships and Other Directorships

Louis S. Fuller Age 63 Director since 1974	Member of Courtright and Associates (executive search firm) from 1992 to 1999 • First cousin of Mortimer B. Fuller III

Philip J. Ringo Age 63 Director since 1978	Chairman and Chief Executive Officer of RubberNetwork.com, LLC (tire and rubber industry strategic sourcing consortium) since June 2001
• Consultant to ChemConnect, Inc. (operator of an electronic marketplace for buyers and sellers of chemicals, feedstocks and plastics) from January 2001 to May 2001
• President and Chief Operating Officer of ChemConnect, Inc. from March 1999 to January 2001
• President and Chief Executive Officer of Chemical Leaman Tank Lines Inc. (trucking firm) from 1995 to 1998
• President and Chief Operating Officer of The Morgan Group, Inc. and Chairman and Chief Executive Officer of Morgan Drive Away, Inc. (common and contract carrier for the manufactured housing and recreational vehicle industries) from 1992 to 1995

• Other directorships:
  • Internet Capital Group
      • Nominating and Governance Committee Chairman
      • Audit Committee Member
      • Compensation Committee Member
  • Trimac Equipment Leasing, Inc. — Compensation Committee Member
• Australian Railroad Group Pty Ltd — Audit Committee Member

Mark A. Scudder Age 42 Director since 2003	President of Scudder Law Firm, P.C., L.L.O. since December 2002
• Attorney with Scudder Law Firm since 1993 representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry

• Other directorships:
  • Knight Transportation, Inc. — Executive Committee Member
• Covenant Transport, Inc.
RELATED PARTY TRANSACTIONS
      Class B Stockholders’ Agreement. Genesee & Wyoming Inc., Mr. Mortimer B. Fuller III, our other executive officers (the “Other Executives”) and all holders of the Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996. Under that agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that will not result in the automatic conversion of those shares into shares of Class A Common Stock, the Other Executives have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Other Executives have the right to purchase the shares that remain. Such purchase rights also apply if the employment of any of the Other Executives terminates for any reason. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to ten times the voting power, per share, of the Class A Common Stock, in the hands of our management, particularly Mr. Fuller. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

      Agreement with The 1818 Fund. Mr. Long (a current director whose term expires at the Annual Meeting and who is not standing for re-election) is a partner at Brown Brothers Harriman & Co. which is the general partner of The 1818 Fund III, L.P. (“The 1818 Fund”), and Mr. Long shares management and investment responsibility for The 1818 Fund. We entered into a Stock Purchase Agreement with The 1818 Fund on October 19, 2000. Pursuant to that agreement, on December 12, 2000 we issued to The 1818 Fund 20,000 shares of our Series A Preferred Stock (the “Preferred Stock”) for a purchase price of $20,000,000. On December 11, 2001, The 1818 Fund exercised an option to purchase an additional 5,000 shares of Preferred Stock for a purchase price of $5,000,000, thus bringing the total number of shares of Preferred Stock owned by The 1818 Fund after such purchase to 25,000. On June 1, 2004, the 1818 Fund converted 22,886 shares of Preferred Stock into 3,358,303 shares of Class A Common Stock. These shares were sold in a secondary public offering. The 1818 Fund subsequently converted its remaining 2,114 Preferred Shares into 310,175 shares of Class A Common Stock. Upon the sale of the remaining shares, The 1818 Fund ceased to be a beneficial owner of any of our Class A Common Stock, terminating all prior agreements we had with The 1818 Fund and any of its shareholders.
      Commercial Relationship with Sperry Rail. Mr. Scannell is the Chairman and Chief Executive Officer of Rockwood Service Corporation. One of Rockwood Service Corporation’s subsidiaries, Sperry Rail, Inc. (“Sperry Rail”) provides rail flaw inspection services to railroads, including a number of our subsidiaries. For 2004, the billings for those services were approximately $170,000, which, according to representations made by Sperry Rail, accounted for less than 1% of its consolidated gross revenues. In 1998, one of our trains in Canada derailed, resulting in damage to some of our cars and their cargo. All of the damage caused by the derailment was covered by our insurance, except for a CAN$50,000 deductible. In 2000, our insurer brought a subrogation action in the name of certain of our subsidiaries against Sperry Rail, which had recently inspected that portion of the track and had not reported any defects. Our insurance carrier has claimed that the defective track was the cause of the derailment, but Sperry Rail has disputed this claim and has also relied on the terms of its inspection contract which contained exculpatory language in respect to failure to find or report a defect. Our interest in this case is limited to our deductible. Trial is set for December of 2005.
CORPORATE GOVERNANCE
Director Independence

General
      Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees and visiting various facilities and operations.

Corporate Governance Principles and Categorical Independence Standards
      In order to provide guidance on the composition and function of our governing body, our Board has adopted Corporate Governance Principles. Our Board’s Goverance Committee reviews these principles at least annually and submits any proposed revisions or amendments to our Board for consideration. The complete version of our Corporate Governance Principles is attached as Annex I to this proxy statement and you can find a link to the document on our website at www.gwrr.com under the Governance link. A copy may also be obtained upon request from our Corporate Secretary. This past year, our Board enhanced its Corporate Governance Principles by, among other things, adopting a definition of director independence that incorporates the listing standards of the New York Stock Exchange. These independence standards set forth certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director maintains any relationship with us that is not specifically addressed in these standards, the independent members of our Board will determine whether such relationship is material. The independence standards are contained within the Corporate Governance Principles.

Evaluations of Director Independence
      With these new standards in mind, the Governance Committee undertook its annual review of director independence and reviewed with our Board its findings. During this review, our Board considered transactions and relationships between each director or any member of his or her immediate family and our Company and its subsidiaries and affiliates, including those reported under “RELATED PARTY TRANSACTIONS” above. Our Board also examined transactions and relationships between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.
      As a result of this review, our Board affirmatively determined that all of our directors are independent under the independence standards set forth in the Corporate Governance Principles, with the exception of Mortimer B. Fuller III and Louis S. Fuller. By virtue of his position as an executive officer of our Company, Mortimer B. Fuller III is not considered an independent director. Louis Fuller, who is the first cousin of Mortimer B. Fuller III, is not considered independent due to this relationship. In reaching its conclusion regarding each of the other directors, our Board considered that our Company and its subsidiaries in the ordinary course of business sell products and services to, and/or purchase products and services from, companies at which Messrs. Anestis and Scannell serve or recently served as an executive officer. Mr. Scannell is also a significant indirect shareholder of Sperry Rail. In each case, the amount paid to, received or otherwise claimed from these companies in each of the last three years did not approach the 2% of total revenue threshold in the independence standards referenced above, falling well below 1%. Our Board also determined that these transactions were not otherwise material to us or to our directors. Our Board, therefore, determined that none of these relationships impaired the independence of the directors. Our Board has also determined that all of the directors who serve on board committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Committees of the Board

General
      Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. The following table shows the membership of each of our Board’s standing committees, and the number of meetings held by each of those committees during 2004:

	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Robert W. Anestis		Chair
T. Michael Long	X*
Robert M. Melzer	Chair
Philip J. Ringo	X		X
Peter O. Scannell	X	X
Mark A. Scudder		X	X
M. Douglas Young			Chair
2004 Meetings	10**	6	8

*	Mr. Long was a member of our Audit Committee until our 2004 Annual Meeting of Stockholders.

**	Includes quarterly conference calls with management and our independent registered public accounting firm to review our earnings releases and reports on Form 10-Q and Form 10-K prior to their filing.

     Our Board has adopted a charter for each of the three standing committees that addresses the composition and function of each committee. You can find links to these materials on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of these materials to any stockholder who requests it by contacting our Corporate Secretary at 66 Field Point Road, Greenwich, CT 06830.

Audit Committee
      General. The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee Charter can be found in Annex II to this proxy statement. The Audit Committee’s report relating to 2004 appears on page 29 of this proxy statement.
      Financial Literacy and Expertise. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Mr. Melzer qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations and that he has “accounting or related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Board reached its conclusion as to Mr. Melzer’s qualification based on his education and experience in the field, most notably his service as the Chief Financial Officer of Property Capital Trust from 1990 through 1996, and his experience as an audit committee chairman at another public company.

Compensation Committee
      The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation programs and compensation of our executives. The Compensation Committee’s report relating to 2004 appears on pages 22 to 27 of this proxy statement. Each of the members of the Compensation Committee is an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

Governance Committee
      The Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by (i) identifying individuals qualified to become directors and recommending that our Board select the candidates for all directorships to be filled by our Board or by our stockholders, (ii) developing and recommending the content of our Corporate Governance Principles to our Board, and (iii) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Governance Committee, takes into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, relations between transportation and government and international business; age; number of other board seats; and willingness to commit the necessary time — all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. We have not previously paid a fee to any third party in consideration for assistance in identifying potential nominees for our Board.
Stockholder Recommendations for Director Nominations
      As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, including nominations submitted by stockholders. Such recommendations should be sent to the attention of the Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors, if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws.
      The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board. In evaluating a candidate, our Board, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles.
Meeting Attendance
      Our Board held seven meetings (five in person and two telephonic) during 2004 and our Board’s standing committees held a total of 24 meetings. Each of our directors attended at least 75% of (a) the total number of Board meetings and (b) the total number of the meetings of the Board committees on which he served (during the periods that he served). Our policy is that all of our directors, absent special circumstances, should attend our Annual Meetings of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.
Executive Sessions
      Our Corporate Governance Principles require our Board to meet in executive session regularly and require our non-employee directors to have at least four regularly scheduled meetings per year without any management or other directors present. During 2004, our Board held five executive sessions. During these non-employee director meetings, the director acting in the role of presiding director varied depending upon the topics under consideration.
Communicating with the Board
      Stockholders interested in communicating directly with our Board, our non-employee directors or an individual director may do so by writing to our Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, attention: the Board, non-employee directors or the name of the individual director, as applicable. Communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.
In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and others are encouraged to use our hotline discussed below.

Hotline for Accounting or Auditing Matters
      As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls or audit matters, or any fraud involving management or persons who have a significant role in our internal controls, will be reported to the Chairman of our Audit Committee. Our current hotline number is (800) 589-3280.
Code of Ethics
      We have a Code of Ethics applicable to all employees of our Company, including the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer and, to the extent it applies to their activities, all members of our Board. You can find a link to our Code of Ethics on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of our Code of Ethics to any stockholder who requests it by contacting our Corporate Secretary at 66 Field Point Road, Greenwich, CT 06830. We intend to post amendments to or waivers (express or implied) from certain provisions of our Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer) at the same location on our website as our Code of Ethics.
Board Evaluations
      Each year our Board evaluates its performance through the administration of an evaluation developed by the Governance Committee. Each member of our Board completes an evaluation, providing specific feedback on various aspects of the Board’s role, organization and meetings. Once our Secretary has compiled the evaluation results, the Chairman of our Governance Committee presents the contents to our full Board. As part of the evaluation, our Board assesses its progress in achieving the goals it established the previous year, and develops recommendations to enhance its effectiveness in the year to come. In addition to this process, each committee of our Board conducts its own annual performance evaluation.
DIRECTORS’ COMPENSATION
Directors’ Cash Compensation

General
      During 2004, our directors earned an aggregate amount of $397,300 for service on our Board and its committees, which consisted of $324,000 in Board and committee fees and $73,300 in additional credited fees due to the deferral of fees discussed below under “— Deferral of Cash Compensation.” We also reimburse our directors for travel expenses in connection with their attendance of Board and committee meetings, and trips to our facilities and operations. All of our non-employee directors are qualified to receive fees.

Board and Committee Fees
      Each of our non-employee directors receives an annual cash retainer fee of $20,000 per year, with an additional fee of $2,000 for each Board meeting the director attends in person and $400 for each meeting the director attends telephonically. Directors who serve on a Board committee receive a $1,000 fee for each committee meeting they attend in person and a $400 fee for each meeting they attend telephonically. In addition, the Chairman of the Audit Committee is entitled to receive an additional annual fee of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee receive annual fees of $5,000 each. These fees are paid quarterly.

      The following table outlines the fees earned by each of our non-employee directors in 2004 but excludes any fees credited due to the deferral of fees discussed below:

		Committee Meeting Fees		Board Meeting Fees
	Annual
Name	Retainer	In person	Telephonic	In person	Telephonic	Chair Fees	Total

Robert W. Anestis	$20,000	$5,000	$400	$10,000	$800	$5,000	$41,200
Louis S. Fuller	20,000			10,000	800		30,800
T. Michael Long	20,000	5,000	800	10,000	800		36,600
Robert M. Melzer	20,000	6,000	1,600	10,000	800	10,000	48,400
Philip J. Ringo	20,000	11,000	2,800	10,000	400		44,200
Peter O. Scannell	20,000	8,000	2,000	8,000	800		38,800
Mark A. Scudder	20,000	10,000	1,200	10,000	800		42,000
M. Douglas Young	20,000	5,000	1,200	10,000	800	5,000	42,000

Total	$160,000	$50,000	$10,000	$78,000	$6,000	$20,000	$324,000

Deferral of Cash Compensation
      Prior to May 12, 2004, under our Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors (“Deferred Stock Plan”), each non-employee director could elect to have all or a portion of his fees paid in deferred stock units representing shares of our Class A Common Stock. Each participating director’s Deferred Stock Plan account was credited with 125% of the cash compensation he elected to defer under the Deferred Stock Plan. The number of deferred stock units credited to each participating director’s account is equal to the result obtained by dividing (i) the dollar amount credited to such director’s account by (ii) the per share market price of the Class A Common Stock on the last business day of the month in which such director would have otherwise been entitled to receive the cash compensation. Dividends (if any) payable on the Class A Common Stock were likewise credited as additional units in the Deferred Stock Plan accounts, and the number of units in the Deferred Stock Plan accounts were subject to customary anti-dilution adjustments. A non-employee director is not entitled to vote or transfer the Class A Common Stock represented by the deferred stock units in his Deferred Stock Plan account until those deferred stock units are paid out to him in shares. These shares will be paid out to the participating director or his designated beneficiaries (i) on the deferred payment date previously elected by him or (ii) if earlier, upon his death, long-term disability or cessation of service as a director. Upon the adoption of our 2004 Omnibus Incentive Plan (the “Omnibus Plan”), the outstanding awards under the Deferred Stock Plan became outstanding under the Omnibus Plan on the same terms and conditions as previously existed, to the extent such terms do not otherwise conflict with the Omnibus Plan, and under the Omnibus Plan, we continue to offer deferred stock unit awards on substantially similar terms, to the extent such terms do not otherwise conflict with the Omnibus Plan.
Directors’ Matching Gift Plan
      Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our directors to contribute to educational, cultural, environmental and charitable organizations of their choice. We will match gifts without restriction in amounts from $50 to $5,000 per donor per year. The recipient organizations must be tax-exempt 501(c)(3) organizations. In addition, (x) arts or cultural organizations must be open to and operated for the benefit of the public, (y) environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use, and (z) for contributions to any type of organization, the organization must not have any religious affiliation. In 2004, we contributed $23,825 pursuant to this plan. All charitable deductions we made pursuant to this plan accrue solely to our Company, and our individual directors do not derive any personal financial benefit from the plan’s implementation.

Directors’ Equity Compensation
      Under the Omnibus Plan, non-employee directors receive annual grants of restricted stock or restricted stock units (collectively, “Restricted Shares”) with a value equal to approximately $40,000 in each year of their three year terms. For the first year of a director’s term, the annual award will vest in three equal installments on the dates of each of the next three Annual Meetings of Stockholders. For the second year of the director’s term, one-half of the annual Restricted Share grant will vest on the date of each of the next two Annual Meetings of Stockholders. For the final year of the term, the entire amount of the annual grant will vest on the date of the following year’s Annual Meeting of Stockholders. In 2004, these grants were made on August 5, 2004, the second business day after the announcement of our second quarter earnings. In future years, we expect the grants to occur on the date of the Annual Meeting of Stockholders.
Compensation for Membership on ARG’s Board
      Messrs. Ringo and Young serve at our request on the board of directors of the Australian Railroad Group Pty Ltd (“ARG”), a joint venture between us and Wesfarmers Limited. We pay each of them fees of $20,000 per year, plus $5,000 for each ARG board meeting attended in person and $1,000 for each ARG board meeting attended by telephone. We also reimburse them for travel expenses in connection with attendance of ARG board meetings. During 2004, for these services, we paid to Messrs. Ringo and Young cash directors’ fees in the aggregate amount of $92,500. The ARG fees are not included in the aggregate amount of our directors’ fees discussed under “— Directors’ Cash Compensation.”
Ownership Guidelines
      Our Board believes that ownership of our Company’s stock by its members aligns their interests with the interests of our stockholders. Therefore, our Board has adopted stock ownership guidelines which require our directors to acquire and hold approximately 5,000 shares, either directly or indirectly, within five years of being first elected to our Board.
EXECUTIVE OFFICERS
Current Makeup and Changes from Last Year
      Mortimer B. Fuller III, age 62, has been our Chairman of the Board and Chief Executive Officer since 1977. See “ELECTION OF DIRECTORS” above for further information about Mr. Fuller.
      Charles N. Marshall, age 63, has been our President and Chief Operating Officer since October 1997. He has 43 years of railroad industry experience with Consolidated Rail Corporation (Conrail), Southern Railway and the Chessie System Railroad (now part of CSX Transportation, Inc.). He was Senior Vice President-Development when he left Conrail in 1995 and also served as Senior Vice President-Marketing & Sales and in positions in legal, public and government affairs. Immediately prior to joining us in 1997, Mr. Marshall worked as a consultant to short line and regional railroads, including our railroads, specializing in developing acquisition opportunities within and outside the United States. Mr. Marshall served as one of our directors from July to October 1997, when he resigned in accordance with our policy that all directors other than the Chairman and Chief Executive Officer be non-employees.
      John C. Hellmann, age 34, has been our Chief Financial Officer since January 2000. Prior to joining the Company, Mr. Hellmann was an investment banker at Lehman Brothers Inc. in the Emerging Communications Group and at Schroder & Co. Inc. in the Transportation Group. Mr. Hellmann has also worked for Weyerhaeuser Company in Japan and mainland China. Mr. Hellmann received an A.B. from Princeton University, an M.B.A. from The Wharton School, and an M.A. from The Johns Hopkins University School of Advanced International Studies. Mr. Hellmann is a director of Heating Oil Partners Income Fund, as is Mr. Young.
      Adam B. Frankel, age 37, has been our Senior Vice President, General Counsel and Secretary since May 2003. Previously, he was with Ford Motor Company where he served since 1999 as a corporate and transactions attorney in the Office of General Counsel and as a Business Manager for Mergers and Acquisitions in Diversified Consumer Services. Between 1995 and 1999, he was an associate with Simpson, Thacher & Bartlett LLP in London and New York. Mr. Frankel received a B.A. in Economics from Brown University in 1989 and his J.D. from Stanford University School of Law in 1993.
      Charles W. Chabot, age 58, became our President-Marketing & Development in February 2002. Previously, he was Senior Vice President-Australia, a position to which he was appointed in October 1997. In addition, from December 2000 until February 2002, he served as Chief Executive Officer of ARG. From 1992 to 1997, Mr. Chabot served as Senior Vice President-New York and Pennsylvania. He joined us as Senior Vice President-Marketing and Sales in 1991 and was President of Buffalo & Pittsburgh Railroad, Inc. from 1992 to 1997. Prior to joining us, Mr. Chabot was employed for over ten years by the Chessie System Railroad (now part of CSX Transportation, Inc.), where he served in various capacities in marketing and freight equipment planning. Mr. Chabot retired from our Company on May 31, 2004.
      Robert A. Grossman, age 63, became our Executive Vice President-Government & Industry Affairs in March 2002. Prior to that, he was employed as an officer and director of Emons Transportation Group, Inc. and its predecessors since 1971. From 1986 until its acquisition by us in February 2002, Mr. Grossman served as Chairman of the Board and Chief Executive Officer of Emons Transportation Group, Inc., a public company in the short line railroad business with annual revenues of $25 million. Mr. Grossman is no longer subject to the reporting obligations of Section 16(a) of the Exchange Act.
      Alan R. Harris, age 56, was our Senior Vice President and Chief Accounting Officer until Mr. Andres joined us. Mr. Harris joined us in 1990 as our Chief Accounting Officer. Mr. Harris is a certified public accountant, and from 1985 to 1990, he was Director of Accounting, and subsequently Secretary and Treasurer, of Preston Trucking Company, Inc., an interstate carrier. Mr. Harris retired from our Company on June 1, 2004.
      James M. Andres, age 45, joined us effective March 22, 2004 as our Senior Vice President, Chief Accounting Officer and Global Controller. Mr. Andres is a certified public accountant and received his M.B.A. from Syracuse University. From 2001 to 2003, he was Vice President and Corporate Controller for Axiohm Transaction Solutions, Inc., and from 1992 to 2001 was Division Controller for New Venture Gear, Inc., a joint venture between DaimlerChrysler and General Motors.
      The foregoing executive officers serve at the discretion of our Board without specified terms of office.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based on a review of filings made with the SEC and written representations of our directors and executive officers, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION
      The following table and footnotes set forth information on the compensation that we paid for 2004, 2003 and 2002 to those persons who were, at December 31, 2004, the Chief Executive Officer and our other four most highly compensated executive officers during 2004. This table also includes Mr. Chabot who, but for the fact that he was not serving as an executive officer at December 31, 2004, would have been one of our other four most highly compensated executive officers during 2004 (collectively, the “Named Executives”).
Summary Compensation Table

		Annual Compensation					Long-Term Compensation

							Awards		Payouts

							Restricted
							Stock/Unit	Securities
					Other Annual		Awards	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary($)(1)		Bonus($)(2)	Compensation($)(3)		($)(4)	Options(#)(5)	Payouts($)	Compensation($)(6)

Mortimer B. Fuller III	2004	601,000		229,022	—		179,993	56,250	—	886,312
Chairman and Chief	2003	576,500		192,587	—		—	75,000	—	2,955
Executive Officer	2002	560,000		119,174	—		—	63,750	—	81,045
Charles N. Marshall	2004	333,631		92,932	—		83,997	26,250	—	395,503
President and Chief	2003	323,772		80,769	—		—	22,500	—	2,955
Operating Officer	2002	309,000		22,284	—		—	30,000	—	51,647
John C. Hellmann	2004	334,001		90,912	—		119,995	37,500	—	59,171
Chief Financial Officer	2003	280,000		66,812	—		—	45,000	—	2,955
	2002	240,000		37,145	—		—	37,500	—	12,221
Adam B. Frankel	2004	212,000		58,643	—		71,997	22,500	—	1,590
Senior Vice President,	2003	116,154	(7)	54,932	88,389	(8)	—	22,500	—	—
General Counsel and	2002	—		—	—		—	—	—	—
Corporate Secretary
Robert A. Grossman	2004	276,769		74,728	—		—	5,000	—	2,860
Executive Vice President	2003	269,906		32,758	—		—	7,500	—	2,955
— Government & Industry Affairs	2002	219,862		5,000	—		—	21,000	—	—
Charles W. Chabot	2004	196,299		—	—		—	—	—	1,610
President — Marketing &	2003	302,041		—	—		—	—	—	3,000
Development	2002	314,000		—	—		—	30,000	—	11,023

(1)	The amounts shown include cash compensation paid during the year indicated as well as cash compensation deferred at the election of the Named Executive. See the discussion of our Deferred Compensation Plan below.

(2)	The bonuses shown were awarded and paid in the succeeding year for services rendered during the year indicated.

(3)	Except for those described in footnote (8) to the table, the values of perquisites and other personal benefits are not shown on the table because the aggregate amount of such compensation (if any) for each year shown did not exceed the lesser of $50,000 or 10% of the Named Executive’s annual salary and bonus for that year.

(4)	The total number of Restricted Shares held by each Named Executive Officer at December 31, 2004 and the value of such Restricted Shares at December 31, 2004 are shown in the table below:

	Total Number of
	Restricted	Value of Restricted
Name	Shares(#)	Shares($)

Mortimer B. Fuller III	7,725	217,304
Charles N. Marshall	3,605	101,409
John C. Hellmann	5,150	144,870
Adam B. Frankel	3,090	86,922
Robert A. Grossman	—	—
Charles W. Chabot	—	—

See “REPORT OF THE COMPENSATION COMMITTEE Executive Compensation Program — Long-Term Incentive Compensation — Equity Awards Under the Omnibus Plan — Restricted Shares” below for a more detailed discussion of certain terms of our Restricted Share awards.

(5)	The numbers of options awarded as shown on the table have been adjusted to reflect: (i) a three-for-two common stock split, effected in the form of a 50% common stock dividend, payable March 14, 2002, to stockholders of record as of February 28, 2002; and (ii) a three-for-two stock split, effected in the form of a 50% common stock dividend, payable March 15, 2004 to stockholders of record as of February 27, 2004.

(6)	Messrs. Fuller, Hellmann and Marshall’s other compensation in 2004 included the amount of compensation they directly received to make payments on a split-dollar life insurance policy. The amounts included additional compensation equal to the sum of the amount of premiums on the policy and a tax gross up payment to fund the tax on the premium amount and the tax gross up amount. See “REPORT OF THE COMPENSATION COMMITTEE — Other Compensation — Modified Split-Dollar Life Insurance” below for a more detailed discussion of the split-dollar arrangements. Of the total award received by Mr. Fuller in 2004, $529,853 went toward the payment of the insurance premium and the remaining $353,599 went toward tax gross up payments attributable to income taxes payable on that premium. For Mr. Hellmann, $33,787 went toward the payment of the insurance premium and the remaining $22,524 went toward tax gross up payments attributable to income taxes payable on that premium. For Mr. Marshall, $235,586 went toward the payment of the insurance premium and the remaining $157,057 went toward tax gross up payments attributable to income taxes payable on that premium. We will not be entitled to receive reimbursement of amounts that Messrs. Fuller, Hellmann and Marshall used to pay insurance premiums on the split-dollar life insurance policy. The remaining amounts included in 2004 for Messrs. Fuller, Hellman and Marshall ($2,860 for each of them) and all of the amounts included for the remaining Named Executives ($1,590 for Mr. Frankel, $2,860 for Mr. Grossman and $1,610 for Mr. Chabot) reflect our contributions to our 401(k) Savings Incentive Plan on their behalf. The amounts shown for 2003 reflect our contributions to our 401(k) Savings Incentive Plan on behalf of each of Messrs. Fuller, Marshall, Hellmann and Grossman of $2,955 and of $3,000 on behalf of Mr. Chabot. The amounts shown for 2002 include the value of split-dollar insurance premiums paid by us and the economic benefits (projected on an actuarial basis) under split-dollar life insurance arrangements.

(7)	Mr. Frankel joined us in May of 2003 and this amount reflects his salary for the portion of the year that he was with us.

(8)	Amounts shown primarily reflect allowances, expense reimbursement and similar payments made to or on behalf of Mr. Frankel in connection with his relocation to Connecticut to join our Company.
Deferred Compensation Plan
      Starting in 2004, we began offering a Deferred Compensation Plan (“DCP”) that allows senior employees, including the Named Executives, to defer receipt of their salary and/or annual incentive payments into accounts that mirror the gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Savings Incentive Plan. The DCP does not offer above market fixed interest rate returns or permit participants to defer their cash compensation into our Company’s stock. Participants may defer up to 50% of base salary and 100% of annual cash incentive awards until the date(s) they have specified. Our Company is not required to make any contributions to the DCP, and the participants have an unsecured contractual commitment by our Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from our Company’s general assets. Our Company is in the process of evaluating the steps required to make the DCP comply with the requirements of the recently enacted JOBS Act, and our Company will make the DCP compliant with the requirements of the JOBS Act within the documentation deadline of December 31, 2005 or terminate the DCP.

Stock Options
      Shown below is further information on grants of stock options to the Named Executives during 2004, each of which is exercisable for Class A Common Stock. All such options were granted under the Omnibus Plan.
Option Grants in Last Fiscal Year

		Percent of
		Total
		Options
	Number of	Granted
	Securities	to
	Underlying	Employees	Exercise or		Grant Date
	Options	in Fiscal	Base Price	Expiration	Present Value
Name	Granted (#)	Year	($/Sh)	Date	($)

Mortimer B. Fuller III	56,250	16.7%	$23.45	05/11/2009	444,426
Charles N. Marshall	26,250	7.8%	$23.45	05/11/2009	207,399
John C. Hellmann	37,500	11.1%	$23.45	05/11/2009	296,284
Adam B. Frankel	22,500	6.7%	$23.45	05/11/2009	177,770
Robert A. Grossman	5,000	1.5%	$23.45	05/11/2009	39,505
Charles W. Chabot	—	—	—	—	—
      The hypothetical grant date present values are presented pursuant to the rules of the SEC and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option’s present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the option (44.99%), the risk-free interest rate (3.15%), the expected dividend yield (0%) and the expected life (three years). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Class A Common Stock over the option exercise price per share at the time the option is exercised. The hypothetical grant date present values of the options reflected on the table may not be realized. See “REPORT OF THE COMPENSATION COMMITTEE — Executive Compensation Program Long-Term Incentive Compensation — Equity Awards Under the Omnibus Plan — Stock Options” below for a more detailed discussion of certain terms of our stock option awards.
      At no time during the last year did we adjust or amend the exercise price of options previously granted to Named Executives. The following table includes information with respect to option exercises by the Named Executives during 2004 and all unexercised options to purchase Class A Common Stock held by the Named Executives at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and
FY-End Option Values

			Number of Securities
			Underlying Unexercised		Value of All Unexercised
			Options Held at		In-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mortimer B. Fuller III	26,070	377,027	67,094	175,915	1,068,544	2,069,616
Charles N. Marshall	33,751	662,181	54,379	66,563	1,016,015	731,708
John C. Hellmann	92,813	1,730,554	61,640	100,549	1,075,748	1,103,533
Adam B. Frankel	0	0	5,625	39,375	81,769	350,607
Robert A. Grossmann	0	0	7,126	21,125	97,702	243,509
Charles W. Chabot	23,442	55,010	0	0	0	0

(1)	Expressed as the excess of the market value of a share of Class A Common Stock at December 31, 2004 ($28.13 per share) over the exercise price of each option.
Severance Agreements
      We have severance agreements (“Severance Agreements”) with each of our Named Executives which provide that upon termination of their employment within three years after a “Change in Control” (as defined in the Severance Agreements), unless we initiated such termination due to their illness, injury or incapacity for a period of six consecutive months or for “Cause” (as defined in the Severance Agreements), the Named Executive will receive a cash amount equal to three times the average annual compensation we paid him during the immediately preceding five years. The Severance Agreements provide for reduction of the amounts paid pursuant thereto to the extent that such amounts would otherwise be non-deductible to us under Section 280G of the Internal Revenue Code. Mr. Frankel’s Severance Agreement also provides that upon termination of his employment within three years after our Company is no longer required to publicly file periodic reports under the Exchange Act, he will be entitled to one-third of the amount that he would have otherwise been entitled to upon a Change in Control, subject to the same limitations and exclusions. The Severance Agreements do not require us to pay the Named Executives a set salary or pay a salary for a set period of time during such person’s term of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table and related footnotes set forth as of March 23, 2005 (except to the extent indicated in the footnotes to the table below) certain information concerning beneficial ownership of our stock held by (i) each stockholder known by us to own beneficially more than 5% of any class of stock, (ii) each of our directors, (iii) each Named Executive (see “EXECUTIVE COMPENSATION”), and (iv) all of our directors and executive officers as a group. We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830. We have omitted percentages of less than 1.0% from the table.

	Class A		Class B
	Common Stock		Common Stock
	Beneficially Owned		Beneficially Owned

Name and Address of	No. of	Percent of	No. of	Percent of	Percent of Vote
Beneficial Owner	Shares	Class	Shares	Class	(1)

Directors
Mortimer B. Fuller III(2)	162,062	—	2,018,445	76.2%	39.9%
Robert W. Anestis(3)	8,806	—	—	—	—
Louis S. Fuller(4)	253,234	1.0%	449,361	17.0%	8.8%
T. Michael Long(5)	21,940	—	—	—
Robert M. Melzer(6)	52,586	—	—	—	—
Philip J. Ringo(7)	68,027	—	—	—	—
Peter O. Scannell(8)	8,672	—	—	—	—
Mark A. Scudder(9)	4,882	—	—	—	—
M. Douglas Young(10)	34,239	—	—	—	—

Named Executives
Charles W. Chabot(11)	27,987	—	—	—	—
Robert A. Grossman(12)	15,543	—	—	—	—
John C. Hellmann(13)	126,155	—	1,248	—	—
Charles N. Marshall(14)	435,494	1.8%	—	—	—
Adam B. Frankel(15)	14,155

Other
Wellington Management Company, LLP(16)	1,294,657	5.3%	—	—	2.5%
75 State Street Boston, MA 02109
T. Rowe Price Associates, Inc.(17)	1,841,712	7.6%	—	—	3.6%
100 E. Pratt Street Baltimore, MD 21202
Palisade Capital Management, LLC(18)	1,215,000	5.0%	—	—	2.4%
One Bridge Plaza, Suite 695 Fort Lee, NJ 07024
Barclay’s Global Investors, NA.(19)	1,922,759	7.9%	—	—	3.8%
45 Fremont Street San Francisco, CA 94105
Baron Capital Group, Inc.(20)	1,511,800	6.2%	—	—	3.0%
767 Fifth Avenue New York, NY 10153
All Directors and Executive Officers as a Group (12 persons)(21)	1,190,252	4.8%	2,469,054	93.2%	50.4%

(1)	Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.

(2)	The amounts shown include: (i) 21,446 shares of Class A Common Stock owned by Mr. Fuller individually; (ii) restricted stock units under the Omnibus Plan representing 2,575 shares of Class A Common Stock; (iii) 2,018,445 shares of Class B Common Stock owned by Mr. Fuller individually; (iv) 6,393 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares

Mr. Fuller disclaims beneficial ownership; and (v) options to purchase 131,648 shares of Class A Common Stock. The number of shares in the table includes shares which are subject to two separate Variable Prepaid Forward transactions with Credit Suisse First Boston Capital LLC. On March 8, 2004, Mr. Fuller entered into the first transaction relating to 225,000 shares of Class B Common Stock, which contract expires on March 8, 2007, and for which Mr. Fuller received net proceeds of $4,707,937 (the “March 2004 Contract”). Under the terms of the contract, Mr. Fuller has agreed to deliver shares of Class B Common Stock (which are immediately convertible into shares of Class A Common Stock on a one-for-one basis) or shares of Class A Common Stock on the expiration date of the contract (or on an earlier date if the contract is terminated early) as follows: (i) if the final price is less than or equal to the Floor Price ($23.91 per share), 225,000 shares; (ii) if the final price is less than or equal to the Cap Price ($29.8917 per share), but greater than the Floor Price, then a number of shares equal to 225,000 times the Floor Price divided by the final price; (iii) if the final price is greater than the Cap Price, then a number of shares equal to 225,000 shares multiplied by a fraction, the numerator of which is the sum of the Floor Price and the difference between the final price and the Cap Price, and the denominator of which is the final price. In connection with the contract, Mr. Fuller has pledged 225,000 shares of Class B Common Stock to secure his obligation under the contract. Under the contract, in lieu of delivery of shares, Mr. Fuller may, at his option, settle the contract by delivery of cash. On December 1, 2004, Mr. Fuller entered into the second transaction relating to an additional 225,000 shares of Class B Common Stock, which contract expires on December 3, 2007, and for which Mr. Fuller received net proceeds of $5,355,405 (the “December 2004 Contract”). The December 2004 Contract contains a delivery obligation identical to that of the March 2004 Contract, but with a Floor Price of $27.28 per share and a Cap Price of $34.10 per share.

(3)	The amount shown includes: (i) 3,000 shares of Class A Common Stock held by an HR-10 plan for the benefit of Mr. Anestis; (ii) options to purchase 2,250 shares of Class A Common Stock; and (iii) deferred stock units under the Omnibus Plan representing 3,556 shares of Class A Common Stock.

(4)	The amounts shown include: (i) 49,320 shares of Class A Common Stock and 449,361 shares of Class B Common Stock owned by Mr. Fuller individually; (ii) 1,414 shares of Class A Common Stock owned jointly by Mr. Fuller and his wife; and (iii) 202,500 shares of Class A Common Stock owned by Mr. Fuller’s wife, as to which shares he disclaims beneficial ownership.

(5)	The amount shown includes: (i) options to purchase 12,375 shares of Class A Common Stock owned by Mr. Long individually; and (ii) deferred stock units under the Omnibus Plan representing 9,565 shares of Class A Common Stock.

(6)	The amount shown includes: (i) 10,125 shares of Class A Common Stock owned by Mr. Melzer individually; (ii) 7,500 shares of Class A Common Stock held by a self-directed IRA; (iii) options to purchase 16,875 shares of Class A Common Stock; and (iv) deferred stock units under the Omnibus Plan representing 18,086 shares of Class A Common Stock.

(7)	The amount shown includes: (i) 12,487 shares of Class A Common Stock owned by Mr. Ringo’s wife, as to which shares he disclaims beneficial ownership; (ii) options to purchase 30,375 shares of Class A Common Stock; and (iii) deferred stock units under the Omnibus Plan representing 25,165 shares of Class A Common Stock.

(8)	The amount shown includes: (i) 3,000 shares of Class A Common Stock held jointly by Mr. Scannell and his wife; (ii) options to purchase 2,250 shares of Class A Common Stock; and (iii) deferred stock units under the Omnibus Plan representing 3,422 shares of Class A Common Stock.

(9)	The amount shown includes: (i) 2,228 shares of Class A Common Stock owned by Mr. Scudder individually; (ii) options to purchase 2,250 shares of Class A Common Stock; and (iii) deferred stock units under the Omnibus Plan representing 404 shares of Class A Common Stock.

(10)	The amount shown includes: (i) restricted stock units under the Omnibus Plan representing 1,000 shares of Class A Common Stock owned by Mr. Young individually; and (ii) deferred stock units under the Omnibus Plan representing 33,239 shares of Class A Common Stock.

(11)	The amount shown, and the information contained in this footnote, is derived from a Form 4 filed by Mr. Chabot on January 9, 2004, and our internal stock option register. The amount includes 27,987 shares of Class A Common Stock held by Mr. Chabot individually.

(12)	The amount shown includes: (i) 1,500 shares of Class A Common Stock owned by Mr. Grossman individually; and (ii) options to purchase 14,043 shares of Class A Common Stock.

(13)	The amount shown includes: (i) 30,375 shares of Class A Common Stock and 1,248 shares of Class B Common Stock owned by Mr. Hellmann individually; (ii) restricted stock under the Omnibus Plan representing 1,717 shares of Class A Common Stock; and (iii) options to purchase 94,063 shares of Class A Common Stock.

(14)	The amount shown includes: (i) 363,663 shares of Class A Common Stock owned by Mr. Marshall individually; (ii) restricted stock under the Omnibus Plan representing 1,202 shares of Class A Common Stock; and (iii) options to purchase 70,629 shares of Class A Common Stock.

(15)	The amount shown includes: (i) restricted stock under the Omnibus Plan representing 1,030 shares of Class A Common Stock owned by Mr. Frankel individually; and (ii) options to purchase 13,125 shares of Class A Common Stock.

(16)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) on February 12, 2005. The shares are owned of record by clients of WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. WMC has shared power to vote 1,050,157 of such shares and has shared power to dispose of 1,287,457 of such shares.

(17)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2005. The shares are owned of record by clients of Price Associates. Price Associates, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. Price Associates has sole voting power to vote 473,500 of such shares and has sole power to dispose of all of such shares.

(18)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Palisade Capital Management, LLC (“Palisade”) on February 11, 2005. The shares are owned of record by clients of Palisade. Palisade, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. Palisade has sole voting power to vote all of such shares and has sole power to dispose of all of such shares.

(19)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Barclays Global Investors, NA (“Barclays”) on February 14, 2005. Barclays has sole voting power with respect to 1,493,272 shares and sole dispositive power with respect to 1,614,429 shares. According to their joint Schedule 13G, Barclays Global Fund Advisors has sole voting and dispositive power with respect to 206,730 shares; Barclays Bank PLC has sole voting and dispositive power with respect to 79,800 shares; and Palomino Limited has sole voting and dispositive power with respect to 21,800 shares.

(20)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Baron Capital Group, Inc. (“BCG”) on February 14, 2005. BCG has shared voting power with respect to 1,426,800 shares and shared dispositive power with respect to 1,511,800 shares. According to their joint Schedule 13G, BAMCO, Inc. has shared voting power with respect to 1,375,500 shares and shared dispositive power with respect to 1,455,500 shares; Baron Capital Management, Inc. has shared voting power with respect to 51,300 shares and share dispositive power with respect to 56,300 shares; Baron Growth Fund has shared voting and dispositive power with respect to 1,242,500 shares; and Ronald Baron has shared voting power with respect to 1,426,800 shares and shared dispositive power with respect to 1,511,800 shares.

(21)	See footnotes 2 through 15 to this table. The amounts shown exclude securities owned by Messrs. Grossman and Chabot, who were not executive officers or directors as of March 23, 2005. The amounts shown include: (i) options to purchase an aggregate of 389,323 shares of Class A Common Stock; (ii) restricted stock under the Omnibus Plan representing 3,949 shares of Class A Common Stock; (iii) restricted stock units under the Omnibus Plan representing 3,575 shares of Class A Common Stock; (iv) deferred stock units under the Omnibus Plan representing an aggregate of 93,233 shares of Class A Common Stock.
REPORT OF THE COMPENSATION COMMITTEE*
Executive Compensation Philosophy
      The goals of our executive compensation program are to align compensation with business objectives and performance, to enable us to attract, retain and reward executives who contribute to our long-term success and to increasing stockholder value. The program reflects the following principles:

•	Compensation should be related to performance. Executives are rewarded based upon Company-wide performance, regional performance (in the case of executives who are regional managers) and individual performance. When the Company performs well, based on financial and non-financial measures, executives will receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards will be reduced. Finally, executives with sustained high performance should be rewarded more than those in similar positions with lesser performance.

•	Employees should think like stockholders. We believe that employees should act in the interests of stockholders, and we use our annual and long-term incentive compensation plans as tools to align our employees’ interests with stockholders’ interests. Our executives’ annual incentive compensation is based on metrics that we believe directly enhance stockholder value. Equity awards under the Omnibus Plan, coupled with the Compensation Committee’s adoption of executive share ownership guidelines, are also designed to align executives’ interests with stockholders’ interests. In addition, our

* The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Stock Purchase Plan enables employees to purchase Class A Common Stock at a discount through payroll deductions.

•	Incentive compensation should be a greater part of total compensation for more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

Executive Compensation Program
      Our executive compensation program currently consists of annual salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of equity awards. The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of an independent consultant. This consultant is engaged by, and reports directly to, the Compensation Committee. The Compensation Committee periodically compares the Company’s senior management compensation levels with those at companies that are included in the S&P 1500 Railroad Index used in the performance graph and table on page 28. However, the Company also competes for executive talent outside the railroad industry, and as a result, the Compensation Committee periodically considers compensation information from other industries. The Compensation Committee also considers the value of various elements of the annual compensation for each executive and all executives as a group.
Salaries
      The Compensation Committee annually reviews and makes changes to salaries of senior corporate executives based on, among other things, recommendations of the Chief Executive Officer. Factors considered are an executive’s performance, changes in competitive compensation levels and changes in the executive’s responsibilities.
Annual Incentive Compensation — GVA Methodology Under the Omnibus Plan
      For fiscal year 2004, as was the case in the prior two years, the Compensation Committee approved annual financial and safety performance goals and bonus formulas which we refer to as the Company’s Genesee Value Added, or GVA, methodology. The GVA financial performance goals for the Company as a whole and each of its regions are derived from return on invested capital measurements. The GVA safety performance goals for the Company and each of its regions are derived from ratios of the number of reportable injuries to man hours worked, as defined by the Federal Railroad Administration.
      The following table illustrates the target amount of annual cash bonus payments for senior executives of the Company, as well as the relative weights assigned to each performance measure for such individuals:

	Target Annual	Relative Weighting of Criteria in Determining Annual Cash Bonus Amount
	Cash Bonus
	Amount as a	Corporate	Corporate			Regional	Regional
Principal	Percentage of	Financial	Safety	Individual		Safety	Financial
Position	Base Salary	Performance	Performance	Performance		Performance	Performance

Chief Executive Officer	70%	85%	15%	—		—	—
Chief Financial Officer	50%	85%	15%	—		—	—
Chief Operating Officer	50%	80%	20%	—		—	—
Most Other Corporate Officers	35%-50%	35%-85%	15%	0%- 50%	(1)	—	—
Regional Managers	50%	20%	—	—		20%	60%

(1)	Certain other corporate executives with non-operational responsibilities also have individual performance goals, which are tied to the attainment of strategic or operational initiatives and vary depending on the positions held by such persons.

     Financial performance based bonuses can vary from zero to 200% of the target bonus amounts. To the extent that the Company, or a region in the case of a senior regional manager, generates a financial performance based bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the excess amount (positive or negative, as applicable) is carried forward to the subsequent year’s bonus calculations. However, no employee has any right to the excess positive amounts if his or her employment ends prior to the end of the subsequent year, and no employee has any obligations related to excess negative amounts if his or her employment terminates. Safety performance based bonuses cannot exceed targeted bonus amounts, but can be reduced to zero based on safety performance.
Long-Term Incentive Compensation — Equity Awards Under the Omnibus Plan
      Equity awards are granted at the discretion of the Compensation Committee, and equity awards for executive officers are based on its evaluation of such executive officer’s contribution and expected future contribution to our financial success.

Stock Options
      The Compensation Committee views stock options as an important component of overall executive compensation because stock options emphasize the objective of increasing shareholder value. Until 2004, stock options were the exclusive form of both long-term incentive compensation and equity compensation. In 2004, for each member of senior management, stock options constituted approximately 70% of the value of total long-term incentive compensation, with Restricted Shares constituting the remaining 30% of the value. Long-term incentive awards for employees other than members of senior management continued to consist exclusively of stock options.
      Options have a five year term and vest over a three-year period, with 33% becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control. All options are granted with an exercise price equal to the fair market value of the Company’s Class A common stock on the date of grant, and option re-pricing is expressly prohibited by the terms of the Omnibus Plan. The terms of option awards for senior executives include confidentiality and non-compete obligations. In 2004, the Compensation Committee granted options to purchase 336,499 shares of Class A Common Stock to 66 employees, which included options to purchase 147,500 shares to our Named Executives. Option values are calculated using the Black-Scholes Model in consultation with independent consultants. These grants had a value (as of the grant date) of approximately $2,656,759, which included a value of approximately $1,165,383 for options granted to our Named Executives.

Restricted Shares
      The Compensation Committee views Restricted Shares as providing compensation that promotes a long-term financial interest in the Company. In particular, the adoption of ownership guidelines for executives who were awarded Restricted Shares provides a share retention vehicle and promotes executive share ownership. Restricted Shares vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control. Restricted Share awards also include the same confidentiality and non-compete obligations as are included in the terms of the option awards. In 2004, the Compensation Committee granted 28,222 Restricted Shares to 11 employees, which included 19,570 Restricted Shares granted to our Named Executives, and these grants had a value (as of the grant date) of approximately $657,573, which included a value of approximately $455,981 for Restricted Shares granted to our Named Executives.
Other Compensation

401(k) Savings Incentive Plan
      Executives and other employees are entitled to participate in our 401(k) Savings Incentive Plan, which provides retirement benefits to employees and includes employer and employee contributions.

Employee Stock Purchase Plan
      Executive officers (other than our Chief Executive Officer) and other employees are also entitled to participate in our Stock Purchase Plan which permits participants to purchase Class A Common Stock at approximately 90% of the lowest closing price of the stock during the prior month. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our present and future employees at all levels of employment and thereby provide them the benefit of the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership. The Compensation Committee administers the Stock Purchase Plan.

Modified Split-Dollar Life Insurance
      As part of the Company’s effort to attract and retain senior executives, from 1994 until 2002, the Company offered senior corporate executives, including Mr. Fuller, Mr. Hellmann and Mr. Marshall, and certain regional managers, split-dollar life insurance arrangements. These arrangements were designed to provide post-employment retirement benefits based on the insurance policies’ cash value at retirement, along with a death benefit during the term of the executive’s employment. Under these arrangements, the policies were owned by the executives, the premiums were paid on their behalf by the Company, and the Company was entitled to a portion of the death benefit proceeds or cash value equal to the amount of premiums advanced. As a result, each year, these Named Executives were deemed to have obtained interest-free loans from the Company equal to the premium payments, and these Named Executives were required to report the value of the interest on the deemed loans that they otherwise would have been charged as compensation.
      In response to Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), which has been interpreted by some to prohibit these types of arrangements, in 2002 the Company suspended premium payments under the policies for the three Named Executives, and the Compensation Committee, with advice from its independent consultant, evaluated alternative methods of providing these benefits. In light of the substantial amount of premiums already built-up in these polices, the expected future years of service for these Named Executives and other factors, during 2004, the Company began funding these policies again. However, because of the provisions of Section 402 of SOX, rather than pay the premiums on behalf of Named Executives, the Company began paying the three Named Executives additional compensation equal to the sum of the amount of premiums on the policies, which equaled $799,226, and a tax gross-up payment, which equaled $533,181, to fund the tax on the premium amount and the tax gross-up amount. The amount paid in 2004 for restoration of these Named Executives’ split-dollar life insurance included catch-up amounts, which equaled $476,875, represents amounts that would have been paid during the year and a half that payments were suspended, as well as corresponding tax gross-up payments of $317,917.
      Under this new arrangement, the Company will not be entitled to reimbursement of amounts paid in 2004 and thereafter, but will retain the right to receive from the insurance company an amount equal to the amount of premiums paid on the split-dollar life insurance policies prior to 2004. The Company has no obligation to continue funding these policies, and we continue to evaluate these and other types of arrangements for all of our Named Executives.
Chief Executive Officer Compensation
      The prior discussion included under “— Executive Compensation Philosophy” and “— Executive Compensation Program” applies to the compensation of Mortimer B. Fuller III, our Chief Executive Officer. Although Mr. Fuller has a Severance Agreement with us, he has no agreement that requires that he be paid a set salary or bonus or paid a salary or bonus for a set period of time during his employment. The compensation paid to Mr. Fuller for his performance in 2004 was established applying the principles outlined above.
      Base Salary. The Compensation Committee increased Mr. Fuller’s salary in 2004 by 4.25% to $601,000, and effective January 1, 2005, Mr. Fuller’s salary was increased by 3.50% to $622,000.
      Annual Incentive Compensation. Mr. Fuller’s annual incentive compensation package for his 2004 performance was a cash bonus payment of $229,022, which was paid in February of 2005. This amount was determined entirely in accordance with the GVA methodology and was based on the extent to which the Company met the objective performance criteria established for 2004.
      Long-Term Incentive Compensation. On May 12, 2004, Mr. Fuller was awarded 56,250 stock options and 7,725 restricted stock units for an equal number of shares of Class A Common Stock based on Mr. Fuller’s individual performance and in recognition of the value of his continued leadership.
      Other. In connection with the restoration of his split-dollar insurance policy, Mr. Fuller was paid $529,853 to fund the payment of the insurance premium and Mr. Fuller was paid $353,599 to fund expected taxes attributable to income taxes payable on that premium. As noted previously, these amounts reflected catch-up payments, which for Mr. Fuller equaled $322,215, which represent amounts that would have been paid during the year and a half that these payments were suspended, as well as a corresponding tax gross-up payment of $214,810.
Executive Share Retention Guidelines
      The Compensation Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company’s stockholders, in July of 2004 the Compensation Committee adopted share ownership guidelines for senior management. Under these guidelines, certain executives are expected to obtain and to maintain a significant ownership position, which is expressed as a number of shares. Prior to achieving the ownership guideline amount, these executives are expected to retain a portion, expressed as a percentage, of the net after-tax gain realized under equity based compensation awards granted after the adoption of the guidelines. The ownership guideline amount and portion of gain retained are as follows:

	Ownership Guideline Amount	Portion of Gain Retained
Principal Position	(no. of shares)	(% of gain)

Chief Executive Officer	150,000	100%
Chief Financial Officer	65,000	100%
Chief Operating Officer	65,000	100%
Other Corporate Officers	20,000	50%
Senior Regional Managers	15,000	50%
      The Compensation Committee periodically reviews share ownership levels of persons subject to these guidelines. All stock options, including vested options, are excluded in determining whether an executive has achieved the ownership levels set forth above.
Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code generally disallows public companies from claiming a tax deduction for compensation in excess of $1 million paid to their chief executive officer or any of the four other most highly compensated executive officers. However, the statute exempts qualifying performance based compensation from the $1 million limitation if certain requirements are met. Additionally, cash compensation voluntarily deferred by the Executive Officers named in this Proxy Statement under the DCP is not subject to the Section 162(m) cap until the year paid.
      For 2004, none of our Executive Officers received non-deductible compensation with the exception of Mr. Fuller, who received compensation of approximately $713,000 which was non-deductible under section 162(m) of the Internal Revenue Code. In 2004, our stockholders approved the Omnibus Plan, and many of the types of awards authorized under the Omnibus Plan, such as GVA based annual incentive compensation and option awards, should qualify as performance-based compensation for purposes of Section 162(m). As a result, such awards should not count toward the $1 million deduction limitation.
      While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee believes that there are circumstances where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the Company and/or may be in the best interests of the Company and its stockholders. The Compensation Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). Accordingly, the Compensation Committee continues to reserve the authority to award compensation that may not be fully deductible.
Compensation Committee
Robert W. Anestis, Chairman
Peter O. Scannell
Mark A. Scudder
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Our Compensation Committee consists of Robert W. Anestis (Chairman), Peter O. Scannell and Mark A. Scudder. Our Chief Executive Officer consults with the Compensation Committee. He participates in discussions of the Compensation Committee and makes recommendations to it, but he does not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board believes that it is wise and prudent to have our Chief Executive Officer participate in these determinations, because his evaluations and recommendations with respect to the compensation and benefits paid to executives other than himself are extremely valuable to the Compensation Committee. However, our Chief Executive Officer neither participates in nor is otherwise involved in the deliberations of the Compensation Committee with respect to his own compensation and benefits.
      None of our executive officers has served as a member of a compensation committee of a board of directors of any other entity which has an executive officer serving as a member of our Board, and there are no other matters regarding interlocks or insider participation that are required to be disclosed.

STOCK PRICE PERFORMANCE GRAPH*
      Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “GWR.” Last year, we included in our cumulative total stockholder return graphs the results of the Fidelity Railroad Index. However, as the Fidelity Railroad Index is no longer published, we have selected an alternative peer group index. Set forth below is a line graph and table comparing the cumulative total stockholder return on the Class A Common Stock during the five-year period ended December 31, 2004, based on the market price thereof, with the cumulative total return of the (i) the Russell 2000 Index and (ii) the S&P 1500 Railroad Index.

	December 31,

	1999	2000	2001	2002	2003	2004

Genesee & Wyoming Inc. Class A	100.00	212.86	380.84	356.17	551.18	738.32
Russell 2000 Index	100.00	96.98	99.39	79.03	116.38	137.71
S&P 1500 Railroad Index	100.00	106.01	105.03	107.69	117.43	124.08
      We can offer no assurance that our stock performance will continue in the future with the same or similar trends depicted in the graph or table above.

*	The information in this graph and table is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

REPORT OF THE AUDIT COMMITTEE*
      The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which is attached as Annex II to this proxy statement. The Audit Committee has:

•	selected the independent registered public accounting firm to audit our books and records;

•	reviewed and discussed our audited financial statements for 2004 with management and with PwC, our independent registered public accounting firm, and has held, as appropriate, executive sessions with PwC and those responsible for our internal audit function, in each case without the presence of management;

•	discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards)(as modified by SAS 90), including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

•	received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and has discussed with PwC its independence.
      In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.
      In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
Audit Committee:
Robert M. Melzer, Chairman
Philip J. Ringo
Peter O. Scannell
PROPOSAL TO RATIFY THE
SELECTION OF INDEPENDENT AUDITORS
      PwC served as our independent registered public accounting firm for 2004. In addition to the audit of the 2004 financial statements, the Audit Committee engaged PwC to perform certain services for which it was paid fees.
      On April 5, 2002, our Board selected PwC as our independent registered public accounting firm for 2002. PwC also served as our independent registered public accounting firm for 2003 and 2004. Our Audit

*	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Committee has selected PwC as our independent registered public accounting firm for 2005. This selection will be presented to our stockholders for their ratification at the Annual Meeting. Our Board recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If our stockholders do not ratify this selection, our Audit Committee will reconsider its choice.
      One or more representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions. In addition, the representatives will have an opportunity to make a statement if they so desire.
Principal Accountant Fees and Services
      Aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2003 and 2004 were:

	2003	2004

Audit	$689,200	$1,261,800
Audit Related	158,700	168,300
Tax	121,600	25,800
All Other	0	0
Total	$969,500	$1,455,900
      Audit fees for the years ended December 31, 2003 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company, including (for 2004) the audit of internal control over financial reporting, consents, income tax provision procedures and assistance with review of documents filed with the SEC.
      Audit Related fees for the years ended December 31, 2003 and 2004 were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
      Tax fees for the years ended December 31, 2003 and 2004 were for services related to tax compliance, tax planning and tax advice.
      Our Audit Committee has not adopted pre-approval policies and procedures for audit and non-audit services. The engagement of PwC for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that PwC provides or where there is another compelling rationale for using PwC. All audit, audit-related and permitted non-audit services for which PwC was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2006 Annual Meeting of Stockholders, that proposal must be received at our principal executive offices, 66 Field Point Road, Greenwich, Connecticut 06830 (Attention: Corporate Secretary), no later than December 9, 2006. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that Annual Meeting. Stockholders may wish to submit proposals at the 2006 Annual Meeting of Stockholders rather than include such proposals in our proxy materials, but in order for such proposals to be deemed timely, such proposals must be received at our principal executive offices, 66 Field Point Road, Greenwich, Connecticut 06830 (Attention: Corporate Secretary) between February 7, 2006 and March 9, 2006 (inclusive).

OTHER MATTERS
      Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel
Secretary
Dated: April 8, 2005

As Amended on April 1, 2005
ANNEX I
GENESEE & WYOMING INC.
CORPORATE GOVERNANCE PRINCIPLES
      The Board of Directors (“Board”) of Genesee & Wyoming Inc. (“Company”) is governed by the following general principles:

1. The Board’s paramount duty is to oversee the CEO and other senior management in the competent and ethical management of the Company. The selection, compensation and evaluation of a well-qualified and ethical CEO is the single most important function of the Board.

2. Open communication between the Board and management is crucial to the Company’s long-term success. Management is responsible for creating, developing and implementing the strategy of the Company. The Board is responsible for reviewing the strategy and guiding its implementation in the context of the overall scope of the business and the interests of its stockholders. Management is responsible for operating the Company in an effective and ethical manner in order to produce long-term value for stockholders. Senior management and the Board are expected to know how the Company earns its income and what risks the Company is undertaking in the course of carrying out its business. Neither management’s nor the Board’s personal interests should be placed ahead of, or in conflict with, the interests of the Company.

3. Management is responsible, under the oversight of the Board and its Audit Committee, for producing financial statements that fairly present the financial condition and results of operations of the Company, and for making the timely, understandable and complete disclosures that stockholders and prospective investors need to permit them to assess the financial and business soundness and risks of the Company.

4. The Company is responsible for dealing (i) with its employees in a fair and equitable manner; (ii) with the communities in which it operates with good citizenship; and (iii) with government in accordance with, and a commitment to, all applicable laws, rules and regulations.
      Based on the preceding principles, the Board has adopted the following corporate governance policies:

1. The Board’s Responsibilities and Duties.

In addition to its general responsibility to oversee management, the Board is also responsible for performing a number of specific functions. It is the Board’s duty to:

1.1. Appoint the Chairman and CEO.

1.2. Appoint the officers of the Company.

1.3. Review and monitor fundamental financial and business strategies and review, monitor and approve major corporate actions.

1.4. Approve operating and capital budgets at the commencement of each financial year and monitor progress on a quarterly basis against budget by financial key performance indicators.

1.5. Monitor and oversee the Company’s financial position.

1.6. Evaluate the performance of, and set the compensation for, the Chairman and CEO and senior management executives through its Compensation Committee.

1.7. Ensure that the Company’s policies and compliance systems in place are consistent with the objective that the Company, its officers and directors act legally, ethically and responsibly.

1.8. Participate in Board meetings, review relevant materials in advance of meetings, serve on Board Committees and prepare for meetings and for discussions with management.

1.9. Spend the time needed, and meet as frequently as necessary, to properly discharge its responsibilities.

1.10. Understand the Company’s business, industry and primary risks.

2. Board Composition and Compensation.

2.1. The Board is currently composed of one executive director (the Chairman and CEO) and eight non-executive directors. In the event that the Chairman and CEO positions are held separately by two individuals, both will hold Board seats. However, the Company believes that the Board has the benefit of access to all of the executives of the Company and that, therefore, it is not necessary to have additional executive directors. The Board believes that its current size of nine members is an appropriate size for a working board because it is large enough to represent broad interests but small enough to maintain close working relationships and collegiality. The Company’s By-laws allow for not less than three nor more than fifteen directors. Changes to the size of the Board shall be recommended by the Governance Committee and approved by the full Board.

2.2. Board Selection

2.2.1. The Board is responsible for nominating directors. In nominating directors, the Board, with the assistance of the Governance Committee, will take into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, relations between transportation and government, international business; age; number of other board seats; and willingness to commit the necessary time — all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. Selection shall be made in the context of an assessment of the perceived needs of the Board at the point in time the selection is being made. At least a majority of the directors shall be independent directors, as determined in accordance with section 3 below.

2.2.2. The Governance Committee considers and establishes procedures regarding recommendations for nomination to the Board, including nominations submitted by stockholders. Recommendations of stockholders should be sent to the Company, to the attention of the Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected. The Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate. The Governance Committee may also ask the candidate to meet with management and other members of the Board.

2.3. The following are the criteria for remaining a director:

2.3.1. All non-executive directors are expected voluntarily to review and assess their own membership of the Board from time to time and, particularly, before standing for re-election, taking into account length of service, age, qualifications and expertise relevant to the Company’s then current policy and business. In addition, the Governance Committee will adopt a formal process for evaluating on an annual basis the effectiveness of the Board and each of its Committees and determining opportunities for their improvement. The sole purpose of this evaluation is to increase the effectiveness of the Board.

2.3.2. Non-executive directors who change the responsibility they held when they were elected to the Board should submit a letter of resignation to the Board. Individual non-executive directors should submit a letter of resignation to retire from the Board at the end of the term following their 70th birthday. In both cases, such letter may be accepted or rejected by the Governance Committee.

2.3.3. Individual executive directors should submit a letter of resignation to retire from the Board on the relinquishment of their executive position with the Company. Such letter may be accepted or rejected by the Governance Committee.

2.3.4. Because of the importance of knowledge of the Company and of continuity, the Board does not believe that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

2.3.5. The Board has not adopted term limits. While term limits ensure fresh ideas and viewpoints, they result in the loss of the contribution of directors who have been able to develop, over a period of time, insight into the Company, the continuity of its strategy and its operations, culture and management and a working relationship with other directors.

2.3.6. The Board will review each director’s continuation on the Board every three years which will also allow each director to confirm his or her desire to continue as a member.

2.3.7. Absent special circumstances, each director is expected to attend the annual meetings of stockholders.

2.4. The Board’s compensation will be determined annually following the annual meeting of stockholders. The compensation of directors should fairly reward them for their efforts on behalf of the Company and should be structured to align their interests with the long-term interests of the Company’s stockholders. Board members have the right to elect to receive their cash compensation in Company common stock and the Board strongly encourages all of its members to make this election. The Board may seek outside expertise to determine the appropriateness and competitiveness of its compensation.

3. Categorical Standards for Director Independence.

3.1. The Board determines each director’s independence on an annual basis based on applicable regulatory and stock exchange requirements and these standards. The Board’s determination shall be disclosed in its proxy statement for each annual meeting of stockholders.

3.2. For purposes of these standards:

3.2.1. “Executive Officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and

3.2.2. “Immediate Family” means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

3.3. An “independent” director shall be defined to mean a director who has none of the relationships with the Company set forth in section 3.4.1 below, and otherwise has no direct or indirect material relationship with the Company (either directly or as a stockholder, principal or officer of a company that has a relationship with the Company) that would interfere with the exercise of independent judgment by such director; provided, however, that the Board believes all directors should hold meaningful equity ownership positions in the Company.

3.4. The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the standards set forth below, whether a director has a relationship with the Company or to its management that would interfere with such director’s exercise of his or her independent judgment. The following standards shall be followed by the Board in determining director independence:

3.4.1. Under any circumstances, a director is not independent if within the preceding three years:

3.4.1.1. the director was employed by the Company;

3.4.1.2. an Immediate Family member of the director was employed by the Company as an Executive Officer;

3.4.1.3. the director, or an Immediate Family member of that director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.4.1.4. the director was affiliated with, or employed by, or an Immediate Family member of the director was affiliated with or employed in a professional capacity by the Company’s independent registered public accounting firm (meaning participation in the audit and assurance or tax compliance (but not tax planning) practices in non-support roles);

3.4.1.5. a present CEO was on the compensation committee of the board of directors of a company that concurrently employed the director as, or that concurrently employed an Immediate Family member of the director as an Executive Officer; or

3.4.1.6. the director was an Executive Officer or employee, or whose Immediate Family member was an Executive Officer of a company that made payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeded the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.2. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

3.4.2.1. if the director or an Immediate Family member is a director, general partner, Executive Officer or controlling shareholder of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other does not exceed: (A) five percent (5%) of the total consolidated assets of the Company as of the end of its most recently completed fiscal year or (B) five percent (5%) of the total consolidated assets of the other company as of the end of its most recently completed fiscal year;

3.4.2.2. if the director or an Immediate Family member is an Executive Officer or director of another company in which the Company owns an equity interest, and the amount of the equity interest held by the Company is less than ten percent (10%) of the outstanding voting securities of the company at which the director or an Immediate Family member serves as an Executive Officer or director;

3.4.2.3. if the director or an Immediate Family member of that director serves as an Executive Officer, director or trustee of a charitable organization, and the Company’s annual charitable contributions to that organization (excluding contributions by the Company under any established matching gift program) are less than the greater of $1,000,000 or two percent (2%) of that organization’s consolidated gross revenues in its most recent fiscal year; and

3.4.2.4. if the director is an Executive Officer or employee, or whose Immediate Family member is an Executive Officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, does not exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.3. For relationships not covered by the standards contained in section 3.4.2 above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the independence standards set forth in sections 3.4.1 and 3.4.2 above.

3.5. The Board may determine that a director who has a relationship that exceeds the limits described in section 3.4.2 above is nonetheless independent, so long as such relationship is not otherwise described in section 3.4.1 above. The basis for any such determination will be explained in the Company’s next proxy statement.

4. Committees of the Board.

4.1. The Board has established the following Committees to assist it in discharging its responsibilities: (i) Audit; (ii) Compensation; and (iii) Governance. The current charters of the Audit, Compensation and Governance Committees are published on the Company’s website, and will be mailed to stockholders upon written request. The Committee chairs report the highlights of their meetings to the full Board following each meeting of the respective Committees. The Committees occasionally hold meetings in conjunction with the full Board. The Audit, Compensation and Governance Committees are comprised solely of independent directors in accordance with all applicable regulatory and stock exchange requirements.

5. The Relationship of the Board to Management.

5.1. To enhance open communication between the Board and management, the Board’s policy is to periodically invite senior executives of the Company to attend Board meetings. The Board does not expect all senior executives to attend on a regular basis.

5.2. From time to time, the Board, each of its Committees and the Company may engage outside advisors to provide advice on specific issues. These advisors may also be invited to attend Board meetings. The Corporate Secretary and the Company’s independent registered public accounting firm have open invitations to attend Board meetings.

5.3. The Board will meet in executive session regularly. The non-management directors will also have at least four regularly scheduled meetings a year without management present.

5.4. Board members will have complete access to the Company’s management, and Board members will exercise judgment to ensure that contact with management is not distracting to the business operation of the Company. The Board and each of its Committees shall have the right at any time to retain outside financial, legal or other advisors.

6. Management and Succession.

6.1. The Board will review annually with the CEO management succession planning and development. There should also be available, on a continuing basis, the CEO’s recommendation as to his successor should he be unexpectedly disabled.

7. Director Orientation and Continuing Education.

7.1. The Company will provide new directors with materials and briefings to permit them to become familiar with the Company’s business, industry and corporate governance practices. The Company will also provide, as appropriate, additional educational opportunities to directors on an ongoing basis to better enable them to perform their duties.

7.2. Directors are expected to attend training and/or education programs to the extent they would help them better understand the operations of the Company, the industry in which the Company operates and corporate governance “best practices.” The Company will reimburse its board members for the costs associated with such training and education.

8. Communicating with the Board.

8.1. Stockholders interested in communicating directly with the Board, non-management directors or an individual director may do so by writing to the Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, attention: the Board, non-management directors or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

ANNEX II
As Amended on October 24, 2003
GENESEE & WYOMING INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	PURPOSE
      The Audit Committee (the “Committee”) shall:
      A. Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

(i) the quality and integrity of the corporation’s financial statements;

(ii) the corporation’s compliance with legal and regulatory requirements;

(iii) the independent auditor’s qualifications and independence; and

(iv) the performance of the corporation’s internal audit function and independent auditors.
      B. Prepare the audit committee report that the Securities and Exchange Commission (the “SEC”) requires be included in the corporation’s annual proxy statement.
II.     STRUCTURE AND OPERATIONS
Independence Requirement
      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the rules of the SEC implementing Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
Financial Literacy & Expertise Requirement
      All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as defined by the SEC and as required by the New York Stock Exchange.
Limitation on Memberships of other Audit Committees
      No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and the corporation’s annual proxy statement discloses such determination.
Limitation on Other Compensation
      No member of the Committee shall receive compensation from the corporation or its affiliates other than (i) director’s fees for service as a director of the corporation or an affiliate, but only to the extent the directorship on the affiliate’s board of directors and related compensation has been approved by the corporation’s board of directors and (ii) a pension or similar compensation for past performance, provided that such compensation is fixed and is not contingent on continued or future service to the corporation.

Appointment and Removal
      The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
Chairman
      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
Subcommittees
      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that (i) no subcommittee will consist of fewer than two members and (ii) no subcommittee will hold any power or authority required by any law, regulation or listing standards to be exercised by the Committee as a whole.
III.     MEETINGS
      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of the following:

(i) management;

(ii) the person or persons responsible for the internal audit function for the corporation, which may include someone who is not an employee of the corporation but is performing such function on behalf of the corporation (the “Internal Audit Group”); and

(iii) the independent auditors;
in each case, to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter.
      At all meetings of the Committee, a majority of the members shall constitute a quorum for the transaction of business and the act of a majority of Committee members at any meeting at which there is a quorum shall be an act of the Committee. Any matter that is put to a vote which results in a tie shall be decided by a vote of the full Board of Directors. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings, or communicate with, any director, officer or employee of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.
IV.     RESPONSIBILITIES AND DUTIES
Overview
      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.
Review of Financial and Other Information
      1. Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” any comments or recommendations of the independent auditor, any reports of the independent auditor with respect to interim financial reviews as required by Statement on Auditing Standards 100 (any and all references to “Statements of Auditing Standards” or “Independent Standards Board” in this Charter shall include any amendments or supplements to such applicable standards).
      2. Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 and Statement of Auditing Standards No. 90 and the written disclosures required by the Independent Standards Board Standard No. 1.
      3. Review and discuss with management prior to dissemination: (i) the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP measures) and (ii) financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).
      4. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board of Directors, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.
Independent Auditors
      5. Directly appoint, retain, review and terminate independent auditors and approve all audit engagement fees and terms.
      6. Inform the corporation’s independent auditors that such auditing firm shall report directly to the Committee.
      7. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(i) obtain and review a report by the corporation’s independent auditors describing:

(a) the auditing firm’s internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and

(c) all relationships between the independent auditors and the corporation in order to assess the auditors’ independence.

(ii) ensure the timely rotation of the lead and concurring audit partners and other “audit partners”, in each case to the extent required by the rules promulgated by the SEC, and consider whether there should be regular rotation of the audit firm itself.

(iii) confirm with the independent auditor that the audit partners do not earn or receive any compensation based on selling engagements to the corporation to provide any services, other than audit,

review or attest services, to the extent such compensation would compromise the independence of accountant or auditor under the rules promulgated by the SEC.

(iv) take into account the opinions of management and the Internal Audit Group.

      8. Oversee the work of the corporation’s independent auditors, including the resolution of any disagreement between management and the auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.
Pre-Approval of Auditor Engagements
      9. Approve in advance any audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services,” as determined from time to time by the SEC, the Public Company Accounting Oversight Board or the New York Stock Exchange through regulation or listing requirements.
      The Committee may:

(i) pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided: (a) the policies and procedures are detailed as to the particular service, (b) the Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Committee’s responsibilities to management and (d) such policies and procedures are disclosed in the corporation’s annual reports; and/or

(ii) delegate to one or more of its members the authority to approve in advance all audit or non-audit services to be provided by the independent auditors so long as decisions made by such member are presented to the full Committee at the immediately subsequent scheduled meeting.
      Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if:

(i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditors during the fiscal year in which the non-audit services are provided;

(ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and

(iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.
Financial Reporting Process
      10. In consultation with the independent auditors, management and the Internal Auditor Group, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee shall, prior to the filing by the corporation of its annual report and at such other times that the Committee deems appropriate, obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding:

(i) all critical accounting policies and practices to be used by the corporation;

(ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles;

(iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and

(v) any other material written communications between the independent auditors and the corporation’s management.
      11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.
      12. Review with the independent auditors any audit problems or other difficulties encountered by the auditors in the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors:

(i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise),

(ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the corporation.
      13. Review and discuss with the independent auditor the responsibilities, budget and staffing of the corporation’s Internal Audit Group.
      14. Review and discuss with management and the independent auditors the policies and procedures in place to ensure the quality and integrity of the financial statements of the corporation’s unconsolidated subsidiaries and investments that are accounted for under the equity method of accounting are properly reflected and accounted for in the corporation’s financial statements.
General
      15. Review with management, the independent auditors and the persons responsible for the corporation’s Internal Audit Group, the areas of material risk to the operations and financial results of the corporation, such as safety of operations, environmental regulations, major pending litigation, matters pertaining to financing costs, tax issues, any other major financial risks and exposures and the corporation’s guidelines and policies with respect to risk assessment and risk management.
      16. Set clear hiring policies for employees and former employees of the independent auditors. At a minimum, these policies must prohibit:

(i) the hiring of members of the corporation’s audit engagement team in a position at the corporation which would cause the auditing firm to no longer qualify as independent under the rules promulgated by the SEC; and

(ii) the hiring of any employee or former employee:

(a) of the corporation’s independent auditor without the prior approval of the Committee; or

(b) any firm providing the corporation with internal auditing services without the prior approval of the Committee.
      17. Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Preparation of Reports
      18. Prepare all Audit Committee reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.
      19. Report to the Board of Directors:

(i) with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the Internal Audit Group;

(ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities; and

(iii) with respect to such recommendations as the Committee may deem appropriate.

The report to the Board of Directors may be written or take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
      20. Maintain minutes or other records of meetings and activities of the Committee.
Outside Advisors and Funding
      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors as it reasonably deems necessary to carry out its duties, including the authority to approve the fees payable to such advisors and any other terms of retention. The Committee shall be provided with funds necessary to engage outside advisors and to fund its ordinary administrative expenses that are necessary or appropriate to carry out its duties, in each case, as determined by the Committee in its sole discretion.
Access
      The Committee, in discharging its oversight role, shall be given full access to all of the following:

(i) all persons included in the Internal Audit Group;

(ii) the Board of Directors;

(iii) all employees of the corporation; and

(iv) the Independent auditors;
in each case, as necessary, to carry out these responsibilities.

V.	ANNUAL PERFORMANCE EVALUATION
      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VI.	LIMITATION OF RESPONSIBILITY
      The management of the corporation is responsible for the preparation, presentation and integrity of the corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the corporation“s annual financial statements, reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
      In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Therefore, it is not the duty or responsibility of the Committee to conduct “field work” or other types of auditing or accounting reviews or procedures or to set audit or independence standards, and each member of the Committee shall be entitled to reply on

(i) the integrity and skill of those persons and organizations within and outside the corporation from which it receives information ; and

(ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ■

CONTROL NUMBER

1.	Election of Directors. Nominees: Mortimer B. Fuller III Robert M. Melzer Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name on the line above.	For All ☐	Withhold All ☐	For All Except ☐	2.	Proposal to ratify the selection of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐
					3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated: _____________________________________________, 2005

Signature of Stockholder

Signature of Stockholder (if held jointly)
Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

▲  FOLD AND DETACH HERE  ▲
YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
GENESEE & WYOMING INC.
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Genesee & Wyoming Inc. that you are entitled to vote.
Please consider the issues discussed in the proxy statement and cast your vote by:

:	Accessing the World Wide Web site
http://www.eproxyvote.com/GWR/ to vote via the internet. Have your control number (located in the upper right corner of the proxy form) available when you access the web page.

(	Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

*	Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Genesee & Wyoming Inc. c/o LaSalle Bank N.A., P.O. Box LL, Chicago, IL 60603.

7043—Genesee & Wyoming Inc.

PROXY
PROXY
GENESEE & WYOMING INC.
      The undersigned hereby appoints Mortimer B. Fuller III and Adam B. Frankel, and each of them, proxies for the undersigned, with full power of substitution, and each of them to vote all shares of the Class A Common Stock and all shares of the Class B Common Stock (if any), of Genesee & Wyoming Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York 10573, on Wednesday, May 18, 2005 at 10:00 a.m., local time, and at any adjournment or postponement thereof.
      This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. If this Proxy is executed but no direction is made, this Proxy will be voted FOR each of the proposals listed herein. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the two nominees for directors and, unless otherwise specified, FOR the other proposal listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 8, 2005, describing more fully the proposals set forth herein.
(continued and to be signed and dated on reverse side)

7043—Genesee & Wyoming Inc.